UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway		95403
Santa Rosa	CA
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2023, Ron Nersesian, the company’s executive chair of the Board of Directors, announced plans to transition to non-executive chair as of May 1, 2023. Nersesian has served as Keysight’s executive chairman since November 2019 and transitioned the role of Keysight president and chief executive officer to Satish Dhanasekaran in May 2022. Mr. Nersesian is retiring for personal reasons and not because of any disagreement with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 16, 2023, Keysight Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of January 17, 2023, the Company’s record date for the Annual Meeting, there were a total of 178,344,094 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 159,020,650 shares of Common Stock or 89.17% were represented in person or by proxy and, therefore, a quorum was present.

The stockholders of the Company voted on the following items at the Annual Meeting:

1.Election of the Directors nominated by the Board of Directors.
2.Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
3.Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for fiscal year 2022.
4.Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.
Votes regarding the election of the director nominees were as follows:

				Broker
Nominee	For	Against	Abstain	Non-Votes	Uncast
Satish C. Dhanasekaran	141,766,301	920,986	229,586	16,103,777	0
Richard P. Hamada	126,438,408	16,227,389	243,364	16,111,489	0
Paul A. Lacouture	133,902,256	8,774,907	236,025	16,107,462	0
Kevin A. Stephens	134,283,693	8,392,093	233,649	16,111,215	0
Based on the votes set forth above, each of the director nominees was duly elected to a new three year term.
The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023 received the following votes:

For	Against	Abstain	Broker Non-Votes	Uncast
157,778,081	838,300	404,268	1	0

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was duly ratified.
The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for fiscal year 2022 received the following votes:

For	Against	Abstain	Broker Non-Votes	Uncast
127,457,338	14,654,038	814,291	16,094,983	0
Based on the votes set forth above, the compensation of the Company’s named executive officers for fiscal year 2022 was approved.

The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors (the “Amendment Proposal”) received the following votes:

For	Against	Abstain	Broker Non-Votes	Uncast
142,317,358	392,177	211,874	16,099,241	0

The Amendment Proposal required 80% of the shares outstanding to vote in favor of the proposal for it to be approved. Based on the votes set forth above, 79% of the shares outstanding voted in favor of the Amendment Proposal. Accordingly, the Amendment Proposal was not approved, and the Company’s Board of Directors will remain classified.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ JoAnn Juskie
	Name:	JoAnn Juskie
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: March 17, 2023

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